Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-254458) and Form S-8 (Nos. 333-230726, 333-89333, 333-70210, 333-114104, 333-116279, 333-162925, 333-166804, 333-172904, 333-183668, 333-205706, 333-205707, 333-215095, and 333-259425) of Bsquare Corporation (the “Company”), of our report dated March 7, 2023, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Moss Adams LLP

Seattle, Washington

March 7, 2023